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                                                                       EXHIBIT 1


                             JOINT FILING AGREEMENT

        In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned parties hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $.01 per share, of Cellstar Corporation and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned parties hereby execute this Agreement this 12th day of September 2005.

                                    MOOREHEAD COMMUNICATIONS, INC.



                                    By: /s/ Stephen E. Moorehead
                                        --------------------------------------
                                        Stephen E. Moorehead, President




                                         /s/ Stephen E. Moorehead
                                        --------------------------------------
                                        Stephen E. Moorehead




                                        /s/ Scott A.Moorehead
                                        --------------------------------------
                                        Scott A. Moorehead




                                        /s/ Kevin T. Windle
                                        --------------------------------------
                                        Kevin T. Windle